As filed with the Securities and Exchange Commission on February 19, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
EXPEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2705720 (I.R.S. Employer Identification Number)

SEE “TABLE OF ADDITIONAL REGISTRANT GUARANTORS” LISTED ON FOLLOWING PAGE

1111 Expedia Group Way W.
Seattle, WA 98119
(206) 481-7200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Robert J. Dzielak
Chief Legal Officer and Secretary
1111 Expedia Group Way W.
Seattle, WA 98119
(206) 481-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Andrew J. Nussbaum
Mark A. Stagliano
Kathryn Gettles-Atwa
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Exact Name of Registrant Guarantor*	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Cruise, LLC	Washington	47-3225083
EAN.com, LP	Delaware	42-1612329
Expedia Group Commerce, Inc.	Delaware	35-2650158
Expedia, Inc.	Washington	91-1996083
Higher Power Nutrition Common Holdings, LLC	Delaware	20-5112832
HomeAway Software, Inc.	Delaware	27-3481581
HomeAway.com, Inc.	Delaware	20-2208029
Hotels.com GP, LLC	Texas	75-2942059
Hotels.com, L.P.	Texas	75-2942061
Hotwire, Inc.	Delaware	74-2938016
HRN 99 Holdings, LLC	New York	13-4179783
LEMS I LLC	Delaware	84-2926169
Liberty Protein, Inc.	Delaware	26-1632511
O Holdings Inc.	Delaware	61-1463518
Orbitz, LLC	Delaware	36-4349713
Orbitz Worldwide, Inc.	Delaware	20-5337455
Travelscape, LLC	Nevada	88-0392667
VRBO Holdings, Inc.	Delaware	81-1215345
WWTE, Inc.	Nevada	20-3014378

*	All registrants have the following principal executive office:
c/o Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, WA 98119
(206) 481-7200
IR@expedia.com

PROSPECTUS

Debt Securities

And Certain Subsidiaries

Guarantees of Debt Securities
This prospectus relates to the sale of one or more series of debt securities of Expedia Group, Inc. (“Expedia Group,” “we,” “us” or the “Company”) from time to time, on terms and at prices determined at the time the debt securities are offered for sale. Certain of our subsidiaries may fully and unconditionally guarantee any debt securities that we may issue. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.
We may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated February 19, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Using this process, we may offer and sell debt securities in one or more offerings from time to time. Certain of our subsidiaries may fully and unconditionally guarantee any debt securities that we may issue.
We have not authorized anyone to give any information or to make any representations concerning the debt securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of debt securities, as an indication that there has been no change in our affairs since the date of this prospectus.
This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
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FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled “Prospectus Summary” and “Risk Factors,” may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as those discussed elsewhere in this prospectus or any prospectus supplement. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus or any prospectus supplement and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.
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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our debt securities. You should read the following summary together with the more detailed information regarding our company, the securities being registered hereby and our financial statements and notes thereto incorporated by reference in this prospectus.
Expedia Group, Inc.
Overview
Expedia Group, Inc. is an online travel company, and our mission is to power global travel for everyone, everywhere. We believe travel is a force for good. Travel is an essential human experience that strengthens connections, broadens horizons and bridges divides. We leverage our supply portfolio, platform and technology capabilities across an extensive portfolio of consumer brands, and provide solutions to our business partners, to empower travelers to efficiently research, plan, book and experience travel.
At the end of 2024, we had over 3.5 million lodging properties available, including over 2.5 million online bookable alternative accommodations listings through Vrbo, over 1 million hotels and alternative accommodations through our other brands, over 500 airlines, packages, rental cars, cruises, insurance, as well as activities and experiences.
Travel suppliers distribute and market products via our apps, desktop and mobile offerings, as well as through alternative distribution channels, our business partnerships and our call centers in order to reach our extensive global audience. In addition, our advertising and media businesses help other businesses, primarily travel providers, reach a large multi-platform audience of travelers around the globe.
For information regarding the results of Expedia Group’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 which is incorporated by reference into this prospectus.
Expedia Group, Inc. is a Delaware corporation. The mailing address of Expedia Group’s principal executive offices is 1111 Expedia Group Way W, Seattle, WA 98119, and Expedia Group’s email address is IR@expedia.com.
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INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.
The documents we incorporate by reference into this prospectus are:
1.	Annual Report on Form 10-K for the year ended December 31, 2024;
2.
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 29, 2024; and

3.	Current Report on Form 8-K (Item 8.01 only) filed with the SEC on February 6, 2025.
This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Expedia Group and our securities.
Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by e-mailing us at the e-mail address listed below:
Investor Relations
Expedia Group, Inc. HQ, 1111 Expedia Group Way W.
Seattle, WA 98119
IR@expedia.com
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.
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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-37429. Our SEC filings are also available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.expediagroup.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.
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RISK FACTORS
Investing in our debt securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 8 of our annual report on Form 10-K for the period ended December 31, 2024, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our debt securities.
Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The market or trading price of our debt securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our debt securities to decline. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.
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SUBSIDIARY GUARANTORS
Certain of our subsidiaries (which we refer to as the “subsidiary guarantors” in this prospectus) may fully and unconditionally guarantee our payment obligations under the debt securities offered by this prospectus. If a series of debt securities is so guaranteed, the subsidiary guarantors will execute the applicable indenture, a supplemental indenture or a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee. The obligations of each subsidiary guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary guarantor and any collections from or payments made by or on behalf of any other guarantor in respect of its obligations under its guarantee.
Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.
The subsidiary guarantors of our debt securities may include the following direct and indirect subsidiaries of Expedia Group:

•	Cruise, LLC	•	HRN 99 Holdings, LLC
•	EAN.com, LP	•	LEMS I LLC
•	Expedia Group Commerce, Inc.	•	Liberty Protein, Inc.
•	Expedia, Inc.	•	O Holdings Inc.
•	Higher Power Nutrition Common Holdings, LLC	•	Orbitz, LLC
•	HomeAway Software, Inc.	•	Orbitz Worldwide, Inc.
•	HomeAway.com, Inc.	•	Travelscape, LLC
•	Hotels.com GP, LLC	•	VRBO Holdings, Inc.
•	Hotels.com, L.P.	•	WWTE, Inc.
•	Hotwire, Inc.

Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”
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USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the debt securities under this prospectus for general corporate purposes. These purposes may include the repayment of indebtedness, financing of future acquisitions, capital expenditures, dividends, stock repurchases, working capital, and any other corporate purpose.
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DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that the Company may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.
The Company may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. If the Company issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements the Company may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between the Company and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which the principal amount of the debt securities will mature;
•
if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•
the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	any optional redemption provisions, which would allow the Company to redeem the debt securities in whole or in part;
•	any sinking fund or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;
•
if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•
the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;
•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•
if the debt securities are to be payable, at the election of the Company or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;
•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•	whether and under what circumstances the Company will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•	whether the debt securities will be secured or unsecured;
•	the forms of the debt securities;
•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.
This prospectus is part of a registration statement that provides that the Company may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, the Company may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
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PLAN OF DISTRIBUTION
We may sell debt securities to or through underwriters and also directly to other purchasers or through agents.
The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions, or commissions.
Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of debt securities offered under this prospectus may be “underwriters” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
We may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.
If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.
An institutional purchaser’s obligation under the contract will be subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.
In general, the debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.
In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on the debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress.
Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.
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These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the debt securities offered under this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, NY, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
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EXPERTS
The consolidated financial statements of Expedia Group, Inc. included in Expedia Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Expedia Group, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
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Debt Securities
PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table is a statement of estimated expenses to be incurred by the registrant in connection with the issuance and distribution of the debt securities being registered under this registration statement.

Amount to be paid
SEC registration fee	$ *
Rating agency fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Printing and engraving fees	**
Trustee’s Fees	**
Miscellaneous	**
**
Total	**

*	Pursuant to Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the SEC registration fee.
**
Because an indeterminate amount of debt securities are covered by this registration statement, the expenses in connection with the issuance and distribution of debt securities are not currently determinable. A prospectus supplement will set forth the estimated expenses payable in connection with a particular offering of debt securities.

Item 15.	Indemnification of Directors and Officers.
Expedia Group, Inc.
Expedia Group’s amended and restated certificate of incorporation limits, to the maximum extent permitted by Delaware law, as it may hereafter be amended, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Expedia Group’s amended and restated bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law, as it may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Expedia Group to provide broader indemnification rights than said law permitted Expedia Group to provide prior to such amendment), with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of Expedia Group, or by reason of the fact that he/she is or was a director or officer of Expedia Group and serving in certain other capacities at Expedia Group’s request; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. Expedia Group’s amended and restated bylaws include within this right to indemnification the right to be paid by Expedia Group the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to Expedia Group to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by Expedia Group. From time to time, Expedia Group’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. Expedia Group has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia Group believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.
Expedia Group is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper. To the extent that a present or former director or “officer” (as defined in accordance with Section 141 (c)(1) of the Delaware General Corporation Law) of Expedia Group has been successful on the merits or otherwise in defense of any threatened, pending, or completed proceeding referred to in Section 145(a) or (b) of the Delaware General Corporation Law, or in defense of any claim, issue, or matter therein, he/she shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him or her in connection therewith.
Subsidiary Guarantor Registrants
Delaware Corporation Guarantors – Expedia Group Commerce, Inc.; HomeAway Software, Inc.; HomeAway.com, Inc.; Hotwire, Inc.; Liberty Protein, Inc.; O Holdings Inc.; Orbitz Worldwide, Inc.; VRBO Holdings, Inc. (collectively, the “Delaware Corporation Guarantors”)
For a description of Delaware law see above under the heading “Expedia Group, Inc.” The Delaware Corporation Guarantors’ respective charters provide generally for indemnification to the fullest extent not prohibited by Delaware law for directors of the corporation. The Delaware Corporation Guarantors’ bylaws provide generally for indemnification to the fullest extent not prohibited by Delaware law for directors and executive officers of the corporation; provided, that the corporation is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding is authorized by the corporation’s board of directors, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Delaware law or any other applicable law or (iv) such indemnification is required to be made under individual contracts with the corporation’s directors and executive officers.
Delaware Limited Liability Company Guarantors – Higher Power Nutrition Common Holdings, LLC; LEMS I LLC; Orbitz, LLC (collectively, the “Delaware LLC Guarantors”)
Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in such limited liability company’s limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Higher Power Nutrition Common Holdings, LLC’s limited liability company agreement generally requires indemnification of the member of Higher Power Nutrition Common Holdings, LLC to the full extent permitted by law.
LEMS I LLC’s limited liability company agreement generally requires indemnification of any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a member or a manager, director or officer of LEMS I LLC or serving as at the request of LEMS I LLC as a manager, director, officer, member, employee or agent of another entity. The limited liability company agreement of LEMS I LLC further provides that LEMS I LLC shall only be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the manager of LEMS I LLC.
The Orbitz, LLC limited liability company agreement generally requires indemnification of the member (and officers, directors and employees of such member), officers and other employees, agents and authorized representatives of Orbitz, LLC for any losses, claims, damages, liabilities or expenses asserted against or incurred by such person arising out of or in connection with the management or conduct of the business and affairs of

Orbitz, LLC, any activities of such person involving the offering and selling of securities of Orbitz, LLC, the management or conduct of the business and affairs of such person insofar as it relates to Orbitz, LLC, or any other acts reasonably believed by such person to be within the scope of authority conferred on such person by the limited liability company agreement of Orbitz, LLC, the managing member of Orbitz, LLC or the officers of Orbitz, LLC; provided that such person shall not be entitled to indemnification if the losses, claims, damages, labilities or expense resulted from a judgment or other final adjudication adverse to such person that establishes that such acts were in bad faith or involved intentional misconduct or a knowing violation of law, or with respect to a person who was an officer or employee of Orbitz, LLC or an employee of its managing member seconded to, employed by or an officer of Orbitz, LLC or an officer or director of its managing member, were not reasonably believed by such person to be in or not opposed to the best interests of Orbitz, LLC.
The Delaware LLC Guarantors’ respective limited liability company agreement contains no other standards or restrictions or other provisions addressing indemnification.
Delaware Limited Partnership Guarantor – EAN.com, LP
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership, subject to such standards and restrictions, if any, as are set forth in such limited partnership’s limited partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. EAN.com, LP’s agreement of limited partnership generally requires indemnification of partners, officers, employees and other representatives of EAN.com, LP and any manager, member of any executive committee of any partner, officer, director, employee, administrator, trustee, general or limited partner of any partner, shareholder, member, beneficiary or other holder of an equity interest of any partner or officer, director, employee or other authorized representative of any of the foregoing or any of their affiliates to the full extent permitted by Delaware law. This indemnification specifically includes losses, claims, damages and liabilities arising from any act or failure to act by such indemnitee which is attributable, in whole or in part, to the negligence of such indemnitee of any of its affiliates.
Texas Limited Partnership Guarantor – Hotels.com, L.P.
Hotels.com, L.P.’s agreement of limited partnership, as amended, requires it to indemnify, to the fullest extent permitted by law, each general partner, its affiliates and their respective officers, directors, partners, employees and agents against all losses, costs, liabilities, damages and expenses (including fees and disbursements of counsel) that any of them may incur as a general partner or in performing the obligations of the general partner, but excluding any such items incurred as a result of something for which the general partner is liable as a result of the failure to satisfy its standards of performance under the agreement of limited partnership, which generally require the general partner to perform its duties in good faith and in the best interests of the partnership and to devote such time and effort as is reasonably necessary to manage the limited partnership prudently. Hotels.com, L.P.’s agreement of limited partnership, as amended, further requires it to advance to each such person expenses associated with the defense of any related action.
Chapter 8, Section 8.051 of the Texas Business Organizations Code (the “TBOC”) requires a limited partnership to indemnify a general partner, former general partner or delegate against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a general partner or delegate if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. For purposes of Chapter 8 of the TBOC, a “delegate” of a limited partnership is a person who, while serving as general partner of the limited partnership, is or was serving at the request of the limited partnership as a representative of another organization.
Chapter 8, Section 8.101 of the TBOC provides that a limited partnership may indemnify a general partner, former general partner or delegate that was, is or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited partnership’s best interest and, in any other case, that such person’s conduct was not opposed to the limited partnership’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was unlawful and (2) with respect to expenses, the amount of such expenses is reasonable.
Under Chapter 8, Section 8.102 of the TBOC, indemnification of a person that is found liable to the limited partnership or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred by such person in the proceeding, (2) does not include a judgment, a penalty, a fine or an excise or similar tax and (3) may not be made in relation to a proceeding in which such person has been found liable for (a) willful or intentional misconduct in the performance of such person’s duty to the limited partnership, (b) breach of such person’s duty of loyalty owed to the limited partnership, or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited partnership.
Chapter 8, Section 8.104 of the TBOC permits a limited partnership to pay or reimburse reasonable expenses incurred by a present general partner or delegate who was, is or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited partnership receives (1) a written affirmation by the general partner of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.
Chapter 8, Section 8.105 of the TBOC permits a limited partnership to indemnify and advance expenses to persons other than a general partner, including officers, employees or agents, as provided by the limited partnership’s agreement of limited partnership, action of the general partner or contract, among other means.
Chapter 8, Section 8.003 of the TBOC provides that a written partnership agreement of a limited partnership may restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person under such Chapter 8 of the TBOC.
Chapter 8, Section 8.151 of the TBOC permits a limited partnership to purchase or procure or establish and maintain insurance or other arrangements to indemnify and hold harmless its general partners, former general partners, delegates, officers, employees and agents against any liability (1) asserted against and incurred by such person in that capacity or (2) arising out of the person’s status in that capacity, without regard to whether the limited partnership otherwise would have the power to indemnify such person against that liability under Chapter 8 of the TBOC.
Texas Limited Liability Company Guarantor – Hotels.com GP, LLC
Hotels.com GP, LLC’s articles of organization, as amended, expressly empower the company (1) to indemnify persons to the fullest extent permitted by Section 101.402 of the TBOC and (2) to purchase insurance as the company deems necessary or appropriate. Hotels.com GP, LLC’s articles of organization further provide that such power is cumulative of powers and rights under law, contract or otherwise.
Section 101.402 of the TBOC provides that a limited liability company may (1) indemnify a person, (2) pay in advance or reimburse expenses incurred by a person, and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. Section 101.402 of the TBOC further provides that, for such purposes, “person” includes, among others, a member, manager or officer of a limited liability company.
Hotels.com GP, LLC’s amended and restated limited liability company agreement requires it to indemnify, to the fullest extent permitted by the TBOC (as it existed upon the adoption of the amended and restated limited liability company agreement on December 11, 2018 or as thereafter amended to the extent such amendment permits the company to provide broader indemnification rights), each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person is or was a member or manager of the company or, while a member or manager, is or was serving at the request of the company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another enterprise against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such proceeding. Hotels.com GP, LLC’s amended and restated limited liability company agreement further expressly provides that rights to indemnification under the amended and restated limited liability company agreement include the right to be paid or reimbursed by the company the reasonable expenses incurred by an indemnifiable person who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification, but only upon delivery to the company of (1) a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.
Chapter 8 of the TBOC does not apply to a limited liability company unless the governing documents of the company adopt such provisions. Under Chapter 8 of the TBOC, the governing documents of a limited liability company are not required to adopt the provisions of Chapter 8 of the TBOC, however, they may contain other provisions relating to indemnification, advancement of expenses and insurance or other arrangements to indemnify or hold harmless a governing person. The indemnification, including advancement of expenses, set forth in Hotels.com GP, LLC’s amended and restated limited liability company agreement is expressly limited to indemnification permitted by the TBOC.
Hotels.com GP, LLC’s amended and restated limited liability company agreement permits the company to indemnify and advance expenses to (1) a manager, employee or agent of the company, to the same extent and subject to the same conditions under which it is obligated to indemnify and advance expenses to a member under the amended and restated limited liability company agreement, and (2) others who are or were serving at the request of the company as a partner, director, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another enterprise against liabilities asserted against such person and incurred by such person in such capacity or arising out of such person’s status as such a person, to the same extent that it may indemnify and advance expenses to a member under the Hotels.com GP, LLC’s amended and restated limited liability company agreement.
Hotels.com GP, LLC’s amended and restated limited liability company agreement permits the company to purchase and maintain insurance to protect any person who is or was serving as a member, officer, manager, employee or agent of the company or is or was serving at the request of the company as a manager, director, officer, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under its amended and restated limited liability company agreement.
New York Limited Liability Company Guarantor – HRN 99 Holdings, LLC
Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. HRN 99 Holdings, LLC’s amended and restated operating agreement requires indemnification to the full extent permitted by law for a manager or member for any loss, damage or claim incurred by such manager or member by reason of any act or omission performed or omitted to be performed by such manager or member in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such manager or member by the company’s amended and restated operating agreement, except that no manager or member will be indemnified in respect of any loss, damage or claim incurred by such manager or member by reason of willful misconduct with respect to such act or omission.
Nevada Corporation Guarantor – WWTE, Inc.
Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) permits indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS 78.7502(2) permits indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation. NRS 78.7502(2) provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(2) provides that unless otherwise restricted by the articles of incorporation, the bylaws, or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. Indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action. Such indemnification and advancement of expenses also continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee and agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in such capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses. WWTE, Inc.’s bylaws provide for indemnification by the corporation to the fullest extent permitted by Nevada law of any director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative (“Proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise. Each such indemnitee shall be indemnified and held harmless against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection with any Proceeding; provided, that such indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the interests of the corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful.

WWTE, Inc.’s articles of incorporation and bylaws provide for advancement of expenses and for mandatory indemnification of officers and directors, generally subject to exceptions similar to those circumstances constituting prohibitions on permissible indemnification under NRS 78.7502 and 78.751.
WWTE, Inc.’s bylaws require the corporation to pay the expenses of indemnitees as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. To the extent that a director or officer of the corporation is successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.
WWTE, Inc.’s bylaws permit the corporation to purchase and maintain insurance or make any other financial arrangements on behalf of any indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.
Nevada Limited Liability Company Guarantor – Travelscape, LLC
NRS 86.411 permits indemnification (in a proceeding other than by the company) of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS 86.421 permits indemnification (in a proceeding by the company) of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company. NRS 86.421 provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 86.431(1) provides, to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in NRS 86.411 and 86.421, or in defense of any claim, issue or matter therein, the company shall indemnify him or her against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense. NRS 86.441 permits the articles of organization, the operating agreement, or a separate agreement of the limited liability company to provide that the expenses of members or managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the member or manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified by the company. NRS 86.451 provides that indemnification or advancement of expenses authorized in or ordered by a court pursuant to NRS 86.411 to 86.441, inclusive, does not exclude any other rights to which a person seeking indemnification or advance of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 86.421 or for advancement of expenses made pursuant to NRS 86.441, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or manager’s acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action. Such indemnification or advancement of expenses also continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. NRS 86.461 allows a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Travelscape, LLC’s articles of organization and operating agreement require advancement of expenses, in a manner consistent with NRS 86.441, and indemnification to the fullest extent permitted by NRS 86 of the member and any other person designated by the member as a covered person, or any person who was, at the time of the act or omission in question, a member or a person designated by a member as a covered person, generally, to the extent the member determines that indemnification is proper in the circumstances.
Washington Corporation Guarantor – Expedia, Inc.
Washington Business Corporation Act (the “WBCA”) (see RCW 23B.08.320 and RCW 23B.08.500 through 23B.08.603) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director in situations where: (1) the individual acted in good faith; (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable for receiving improper personal benefit. Indemnification pursuant to RCW 23B.08.510 is limited to reasonable expenses incurred in connection with the proceeding. Pursuant to RCW 23B.08.520, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful in the defense of any proceeding to which he was a party because of being a director of the corporation. However, RCW 23B.08.560 permits a corporation, if authorized by its articles of incorporation or a bylaw or resolution adopted or ratified by the shareholders, to provide indemnification without regard to the limitations described above; provided that the corporation shall not indemnify a director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director adjudged to be in violation of the prohibition against unlawful distributions to shareholders, or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.
Expedia, Inc.’s (a Washington corporation and wholly owned subsidiary of Expedia Group (“Expedia (WA)”)) restated articles of incorporation, as amended, provide that generally the corporation’s directors shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director, to the full extent permitted by the WBCA.
Expedia (WA)’s bylaws generally provide that the directors and officers will be indemnified to the fullest extent authorized by the WBCA with respect to third-party actions, suits, investigations or proceedings; provided that any such person has met the applicable standard of conduct set forth in the WBCA. Expedia (WA)’s bylaws further provide that directors and officers will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Expedia (WA)’s bylaws allow the corporation to pay all expenses incurred by a director or officer in defending any proceeding within the scope of the indemnification provisions in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the corporation. From time to time, Expedia (WA)’s officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Expedia (WA) has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia (WA) believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.
Washington Limited Liability Company Guarantor – Cruise, LLC
Section 25.15.038 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with law that eliminate or limit the personal liability of a member or manager to the limited liability company or its members or other persons bound by a limited liability company agreement for conduct as a member or manager; provided that such provisions do not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for unlawful distributions, or for any act or omission that constitutes a violation of the implied contractual duty of good faith and fair dealing. Section 25.15.041 of the Washington Limited Liability Company Act provides that a limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding or obligate itself to advance or reimburse expenses incurred in a proceeding to which an individual is a party because such person is, or was, a member or a manager; provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager in connection with unlawful distributions.
Cruise, LLC’s operating agreement requires the company to indemnify its sole member for all costs, losses, liabilities and damages paid or accrued by such member, and to advance expenses incurred by the member, in connection with the business of the company to the fullest extent provided or allowed by the Washington Limited Liability Company Act.

Item 16.	Exhibits.
The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Debt Securities
4.1*	Form of Indenture of Expedia Group, Inc.
5.1*	Opinion of Wachtell, Lipton, Rosen & Katz
22.1*	List of Subsidiary Guarantors
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
24.1*	Power of Attorney
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939
107*	Filing Fee Table

*	Filed herewith.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Expedia Group, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance Soliday	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance Soliday

*	Chairman of the Board, Senior Executive and Director	February 19, 2025
Barry Diller

*	Director	February 19, 2025
Beverly Anderson

*	Director	February 19, 2025
Moina Banerjee

*	Director	February 19, 2025
Chelsea Clinton

*	Director	February 19, 2025
Henrique Dubugras

*	Director	February 19, 2025
Craig Jacobson

*	Director	February 19, 2025
Dara Khosrowshahi

*	Director	February 19, 2025
Patricia Menendez Cambo

*	Director	February 19, 2025
Alex von Furstenberg

*	Director	February 19, 2025
Alexandr Wang

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Cruise, LLC

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

EXPEDIA, INC., its Sole Member

By:	/s/ Michael S. Marron	February 19, 2025
Name:	Michael S. Marron
Title:	Senior Vice President, Legal and Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

EAN.com, LP

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

HOTELS.COM GP, LLC, its General Partner

By:	/s/ Michael S. Marron	February 19, 2025
Name:	Michael S. Marron
Title:	Senior Vice President and Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Expedia Group Commerce, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Expedia, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Ariane Gorin	Director	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Director	February 19, 2025
Scott Schenkel

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Higher Power Nutrition Common Holdings, LLC

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

LIBERTY PROTEIN, INC., its Sole Member

By:	/s/ Michael S. Marron	February 19, 2025
Name:	Michael S. Marron
Title:	Senior Vice President, Legal and Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

HomeAway Software, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

HomeAway.com, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Hotels.com GP, LLC

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Senior Vice President and Assistant Secretary (Principal Financial Officer)	February 19, 2025
Michael S. Marron

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Manager	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Manager	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Hotels.com, L.P.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

HOTELS.COM GP, LLC, its General Partner

By:	/s/ Michael S. Marron	February 19, 2025
Name:	Michael S. Marron
Title:	Senior Vice President and Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Hotwire, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

HRN 99 Holdings, LLC

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Senior Vice President, Legal and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	February 19, 2025
Michael S. Marron

EXPEDIA, INC., its Sole Member

By:	/s/ Michael S. Marron	February 19, 2025
Name:	Michael S. Marron
Title:	Senior Vice President, Legal and Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

LEMS I LLC

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

EXPEDIA GROUP, INC., its Sole Member

By:	/s/ Michael S. Marron	February 19, 2025
Name:	Michael S. Marron
Title:	Senior Vice President, Legal and Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Liberty Protein, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

O Holdings Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	February 19, 2025
Robert J. Dzielak

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Orbitz, LLC

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

O HOLDINGS INC., its Managing Member

By:	/s/ Michael S. Marron	February 19, 2025
Name:	Michael S. Marron
Title:	Senior Vice President, Legal and Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Orbitz Worldwide, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

Travelscape, LLC

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Manager	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Manager	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

VRBO Holdings, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on February 19, 2025.

WWTE, Inc.

By:	/s/ Michael S. Marron
Michael S. Marron
Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ariane Gorin, Robert J. Dzielak and Michael S. Marron, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariane Gorin	Chief Executive Officer (Principal Executive Officer)	February 19, 2025
Ariane Gorin

/s/ Scott Schenkel	Chief Financial Officer (Principal Financial Officer)	February 19, 2025
Scott Schenkel

/s/ Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
Lance A. Soliday

/s/ Robert J. Dzielak	Director	February 19, 2025
Robert J. Dzielak

/s/ Michael S. Marron	Director	February 19, 2025
Michael S. Marron